Exhibit 11.	Pennsylvania Commerce Bancorp, Inc.
Computation of Net Income Per Share

For the Quarter Ending June 30, 2006
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$2,050,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,030,000	6,088,360	$0.33
Effect of Dilutive Securities:
Stock options		280,607
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,030,000	6,368,967	$0.32
For the Quarter Ending June 30, 2005
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$2,555,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,535,000	5,939,536	$0.43
Effect of Dilutive Securities:
Stock options		411,756
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,535,000	6,351,292	$0.40
For the Six Months Ending June 30, 2006
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$4,087,000
Preferred stock dividends	(40,000)
Income available to common stockholders	4,047,000	6,071,214	$0.67
Effect of Dilutive Securities:
Stock options		284,199
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$4,047,000	6,355,413	$0.64
For the Six Months Ending June 30, 2005
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$5,016,000
Preferred stock dividends	(40,000)
Income available to common stockholders	4,976,000	5,921,037	$0.84
Effect of Dilutive Securities:
Stock options		409,264
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$4,976,000	6,330,301	$0.79